Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE FOURTH QUARTER AND YEAR END 2017

MIAMI, FLORIDA, May 23, 2018 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today reported financial results for the quarter- and year-ended December 31, 2017.

Financial Highlights

(in thousands)	Quarter Ended December 31,		%	Year Ended December 31,		%
	2017	2016	Change	2017	2016	Change
Net revenue:
Radio	$30,680	$37,535	(18)%	$119,493	$129,544	(8)%
Television	5,707	4,576	25%	15,216	15,075	1%
Consolidated	$36,387	$42,111	(14)%	$134,709	$144,619	(7)%
Adjusted OIBDA, a non-GAAP measure*:
Radio	$12,976	$20,115	(35)%	$42,843	$56,603	(24)%
Television	2,898	1,006	188%	2,566	789	225%
Corporate	(2,620)	(2,445)	(7)%	(10,255)	(9,924)	(3)%
Consolidated	$13,254	$18,676	(29%)	$35,154	$47,468	(26%)

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“Our fourth quarter results largely reflect continued challenging operating conditions for the radio industry,” said Raúl Alarcón, Chairman and CEO. “While the radio market is facing headwinds, our competitive position remains strong, with multiple top ranked stations across key Latino markets nationwide and our AIRE radio network closing the year with over 250 station affiliates. We also advanced our multi-media capabilities in 2017, most notably through a commitment to digital innovation, expanding our capabilities and launching a more expansive LaMusica app. These efforts drove increased share among key audience demographics including Hispanic millennials. Moving forward, the entire SBS team is sharply focused on building upon our successes to date. Our goals in the year ahead include additional aggregate audience share growth and the delivery of compelling multi-platform experiences to our listeners and integrated advertising opportunities to our brand partners.”

Our Continued Recapitalization and Restructuring Efforts

We have not repaid our outstanding 12.5% Senior Secured Notes due 2017 (the “Notes”) since they became due on April 17, 2017, and continue to evaluate all options available to refinance the Notes.  While we assess how to best achieve a successful refinancing of the Notes, we have continued to pay interest on the Notes, payments that a group of investors purporting to own our 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B preferred stock”) have challenged through the institution of litigation in the Delaware Court of Chancery.  The complaint filed by these investors revealed a purported foreign ownership of our Series B preferred stock, which we are actively addressing, including before the Federal Communications Commission (the “FCC”) in

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order to protect our broadcast licenses.  Our refinancing efforts have been made more difficult and complex by the Series B preferred stock litigation and foreign ownership issue. We provide more information about each of these items in our Annual Report on Form 10-K for the year ended December 31, 2017.

We have worked and continue to work with our advisors regarding a consensual recapitalization or restructuring of our balance sheet, including through the issuance of new debt or equity to raise the necessary funds to repay the Notes.  The Series B preferred stock litigation and the foreign ownership issue have complicated our efforts at a successful refinancing of the Notes.  We believe that the delay in refinancing the Notes has adversely affected us, including because we have been paying substantially more in interest expense on our outstanding Notes than would be the case if we refinanced them in the current market based on the feedback we have received from several financial institutions and potential sources of capital; there is a cloud on title regarding who validly owns our Series B preferred stock, which has created uncertainty as to who owns these shares, and the parties with whom the Company could potentially negotiate a consensual restructuring; we are incurring higher legal costs than otherwise would be the case due to our efforts to resolve the situation in general, to defend ourselves against the Series B preferred stock litigation and to address the foreign ownership issue before the FCC; the trading price of our common stock and preferred stock has been materially adversely affected; our ability to attract interest from investment banks and third party capital suppliers has been materially adversely affected; our reputation has been similarly negatively affected as a general matter despite our diligent efforts to resolve the situation; and the negativity and complexity surrounding our situation has been an unfortunate distraction from our otherwise successful business, notwithstanding the decrease in consolidated net revenue and operating income for the fourth quarter and year ended December 31, 2017, and the negative impact that Hurricanes Harvey, Irma and Maria have had on us.  The resolution of the recapitalization or restructuring of our balance sheet, the litigation with the purported holders of our Series B preferred stock and the foreign ownership issue are subject to several factors currently beyond our control.  Our efforts to effect a consensual refinancing of the Notes, the Series B preferred stock litigation and the foreign ownership issue will likely continue to have a material adverse effect on us if they are not successfully resolved.  We face various risks regarding these matters which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2017.

Quarter End Results

For the quarter-ended December 31, 2017, consolidated net revenues totaled $36.4 million compared to $42.1 million for the same prior year period, resulting in a decrease of $5.7 million or 14%.  Our radio segment net revenues decreased $6.8 million or 18%, due to decreases in local, national, network, barter, special events and digital sales. Our local sales decreased in our New York, Miami, Chicago and Los Angeles markets.  Our television segment net revenues increased $1.1 million or 25%, due to the receipt of a non-broadcast subscriber based revenue true-up payment offset by a decrease in local sales.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $13.3 million compared to $18.7 million for the same prior year period, representing a decrease of $5.4 million or 29%. Our radio segment Adjusted OIBDA decreased $7.1 million or 35%, primarily due to the decrease in net revenues of $6.8 million and an increase in operating expenses of $0.3 million.  Radio station operating expenses increased mainly due to increases in compensation & benefits, professional fees and legal settlements offset by decreases in sales commissions, transmitter costs and barter expenses.  Our television segment Adjusted OIBDA increased $1.9 million, due to the increase in net revenues of $1.1 million and decreases in operating expenses of $0.8 million. Television station operating expenses decreased primarily due to increases in production tax credits which offset original produced content production costs, and decreases in production costs, commissions and professional fees offset by an increase in barter expenses.  Our corporate expenses, excluding non-cash stock-based compensation, increased $0.2 million or 7%, mostly due to an increase in legal expenses.

Operating income totaled $14.4 million compared to $17.4 million for the same prior year period, representing a decrease of $3.0 million or 17%.  This decrease in operating income was primarily due to decreases in net revenues, increases in recapitalization costs and corporate expenses offset by the gain on the sale of spectrum assets and decreases in operating expenses.

Year End Results

For the year-ended December 31, 2017, consolidated net revenues totaled $134.7 million compared to $144.6 million for the same prior year period, resulting in a decrease of $9.9 million or 7%.  Our radio segment net revenues decreased $10.0 million or 8%, due to decreases in local, national and network sales which were offset by increases in special event revenues.  Our special events revenue increase occurred primarily in our Los Angeles and San Francisco markets.  Our television segment net revenues increased $0.1 million or 1%, due to the receipt of a non-broadcast subscriber based revenue true up payment offset by a decrease in local revenues.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $35.2 million compared to $47.5 million for the same prior year period, resulting in a decrease of $12.3 million or 26%.  Our radio segment Adjusted OIBDA decreased $13.8 million or 24%, primarily due to the decrease in net revenues of $10.1 million and increase in operating expenses of $3.7 million.  Radio station

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operating expenses primarily increased due to increases from managing special events through thirds parties to mitigate related exposure, taxes and licenses, AIRE network-affiliate station compensation, legal settlements, bad debt and facilities expenses offset by decreases in transmission costs and sales related commissions and bonuses.  Our television segment Adjusted OIBDA increased $1.8 million, due to the decrease in station operating expenses of $1.7 million and the increase in net revenues of $0.1 million.  Television station operating expenses decreased primarily due to an increase in production tax credits which offset originally produced content production costs and decreases in barter, professional fees and commission expenses.  Our corporate expenses, excluding non-cash stock-based compensation, increased $0.3 million or 3% primarily due to increases in compensation and benefits and airline charters to provide humanitarian relief to Puerto Rico after Hurricane Maria offset by decreases in professional fees.

Operating income totaled $40.5 million compared to $42.1 million for the same prior year period, representing a decrease of $1.6 million or 4%.  This decrease in operating income was mainly due to the decrease in net revenue and increases in recapitalization costs, selling, general and administrative, and corporate expenses offset by the gains on the sale of the Los Angeles facility and spectrum assets.

Fourth Quarter 2017 Conference Call

We will host a conference call to discuss our fourth quarter 2017 financial results on Friday, May 25, 2018 at 11:00 a.m. Eastern Time.  To access the teleconference, please 412-317-5441 ten minutes prior to the start time

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Thursday, June 7, 2018 which can be accessed by dialing 877-344-7529 (U.S) or 412-317-0088 (Int’l), passcode: 10120712.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release, and oral statements made in connection with it, contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2017.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	The Plunkett Group
(305) 441-6901	(212) 739-6740

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Below are the Unaudited Condensed Consolidated Statements of Operations for the quarter- and year-ended December 31, 2017 and 2016.

	Quarter Ended December 31,		Year Ended December 31,
Amounts in thousands, except per share amounts	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net revenue	$36,387	$42,111	$134,709	$144,619
Station operating expenses	20,513	20,990	89,300	87,218
Corporate expenses	2,632	2,541	10,403	10,588
Depreciation and amortization	1,019	1,144	4,349	4,692
Gain on the disposal of assets, net	(3,067)	(8)	(15,894)	(11)
Recapitalization costs	847	—	6,021	—
Other operating gains	—	(11)	—	(37)
Other operating income	(3)	-	(3)	—
Operating income	14,446	17,455	40,533	42,169
Interest expense	(8,141)	(10,043)	(35,850)	(40,162)
Dividends on Series B preferred stock classified as interest expense	(2,433)	(2,434)	(9,733)	(9,734)
Interest income	3	3	13	13
Income (loss) before income tax (benefit) expense	3,875	4,981	(5,037)	(7,714)
Income tax (benefit) expense	(31,103)	1,466	(24,658)	8,628
Net income (loss)	$34,978	$3,515	$19,621	$(16,342)
Net income (loss) per common share:
Basic	$4.81	$0.48	$2.70	$(2.25)
Diluted	4.81	0.48	2.70	(2.25)
Weighted average common shares outstanding:
Basic	7,267	7,267	7,267	7,267
Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended December 31, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$13,254	12,976	2,898	(2,620)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	12	—	—	12
Depreciation and amortization	1,019	445	543	31
Gain on the disposal of assets, net	(3,067)	268	(3,318)	(17)
Recapitalization costs	847	—	—	847
Other operating gains	—	—	—	—
Other operating income	(3)	—	—	(3)
Operating Income (Loss)	$14,446	12,263	5,673	(3,490)

	Quarter Ended December 31, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$18,676	20,115	1,006	(2,445)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	96	—	—	96
Depreciation and amortization	1,144	485	563	96
Gain on the disposal of assets, net	(8)	(8)	—	—
Recapitalization costs	—	—	—	—
Other operating gains	(11)	—	—	(11)
Other operating income	—	—	—	—
Operating Income (Loss)	$17,455	19,638	443	(2,626)

	Year Ended December 31, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$35,154	42,843	2,566	(10,255)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	148	—	—	148
Depreciation and amortization	4,349	1,834	2,218	297
Gain on the disposal of assets, net	(15,894)	(12,558)	(3,319)	(17)
Recapitalization costs	6,021	—	—	6,021
Other operating gains	—	—	—	—
Other operating income	(3)	—	—	(3)
Operating Income (Loss)	$40,533	53,567	3,667	(16,701)

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	Year Ended December 31, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$47,468	56,603	789	(9,924)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	655	(9)	—	664
Depreciation and amortization	4,692	1,905	2,378	409
Gain on the disposal of assets, net	(11)	(11)	—	—
Recapitalization costs	—	—	—	—
Other operating gains	(37)	—	—	(37)
Other operating income	—	—	—	—
Operating Income (Loss)	$42,169	54,718	(1,589)	(10,960)

Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under the Indenture, we are to provide our Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended December 31, 2017 and 2016, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of December 31, 2017.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of December 31, 2017.

	Twelve-Months Ended	Quarters Ended
	December 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Unaudited and in thousands)	2017	2017	2017	2017	2017
Station Operating Income (Loss) for the Television Segment, as defined by the Indenture	$2,520	2,822	179	196	(677)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,218	543	557	559	559
Gain on the disposal of assets, net	(3,319)	(3,318)	—	—	(1)
Non-cash barter (income) expense	(53)	(76)	(6)	64	(35)
Other	7	—	(1)	7	1
GAAP Operating Income (Loss) for the Television Segment	$3,667	5,673	(371)	(434)	(1,201)

	Twelve-Months Ended	Quarters Ended
	December 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2016	2016	2016	2016
Station Operating Income (Loss) for the Television Segment, as defined by the Indenture	$1,333	940	234	885	(726)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,378	563	568	584	663
Gain on the disposal of assets, net	—	—	—	—	—
Non-cash barter (income) expense	474	(66)	78	177	285
Other	70	—	58	2	10
GAAP Operating Income (Loss) for the Television Segment	$(1,589)	443	(470)	122	(1,684)

As of December 31, 2017
Secured Leverage Ratio, as defined by the Indenture	7.1

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Net revenue:
Radio	$30,680	$37,535	$119,493	$129,544
Television	5,707	4,576	15,216	15,075
Consolidated	$36,387	$42,111	$134,709	$144,619
Engineering and programming expenses:
Radio	$6,175	$5,517	$23,542	$23,514
Television	1,503	2,011	6,932	7,598
Consolidated	$7,678	$7,528	$30,474	$31,112
Selling, general and administrative expenses:
Radio	$11,529	$11,903	$53,108	$49,418
Television	1,306	1,559	5,718	6,688
Consolidated	$12,835	$13,462	$58,826	$56,106
Corporate expenses:	$2,632	$2,541	$10,403	$10,588
Depreciation and amortization:
Radio	$445	$485	$1,834	$1,905
Television	543	563	2,218	2,378
Corporate	31	96	297	409
Consolidated	$1,019	$1,144	$4,349	$4,692
Gain on the disposal of assets, net:
Radio	$268	$(8)	$(12,558)	$(11)
Television	(3,318)	—	(3,319)	—
Corporate	(17)	—	(17)	—
Consolidated	$(3,067)	$(8)	$(15,894)	$(11)
Recapitalization costs:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	847	—	6,021	—
Consolidated	$847	$—	$6,021	$—
Other operating gains:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	—	(11)	—	(37)
Consolidated	$—	$(11)	$—	$(37)
Other operating income:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	(3)	—	(3)	—
Consolidated	$(3)	$—	$(3)	$—
Operating income (loss):
Radio	$12,263	$19,638	$53,567	$54,718
Television	5,673	443	3,667	(1,589)
Corporate	(3,490)	(2,626)	(16,701)	(10,960)
Consolidated	$14,446	$17,455	$40,533	$42,169

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	December 31, 2017
Cash and cash equivalents	$16,141
Total assets	$435,904
12.5% Senior Secured Notes	$260,274
Other debt	—
Total debt	$260,274
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	75,032
Total	$165,581
Total stockholders' deficit	$(95,914)
Total capitalization	$329,941

	For the Year Ended December 31,
	2017	2016
Capital expenditures	$1,504	$2,202
Cash paid for income taxes	$28	$395